[Exhibit 10.35]

Amendment to the Employment Agreement dated September 30, 1994 by and among Brookstone, Inc.,

Brookstone Company, Inc. and Michael F. Anthony.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 5. Severance. “b” shall be changed from “12 months after the termination of the Employment Period,” to “24 months after the termination of the Employment Period,”

All other provisions of the Agreement not expressly modified herein shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date last written below.

BROOKSTONE, INC.

By:

Its:

Date:

BROOKSTONE COMPANY, INC.

By:

Its:

Date:

Michael F. Anthony	Date

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